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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 12, 2000

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                                  ODWALLA, INC.


               (Exact name of registrant as specified in charter)



        CALIFORNIA                     0-23036                  77-0096788
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)



                  120 STONE PINE ROAD, HALF MOON BAY, CA 94019

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 726-1888


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                                      NONE
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

        On April 12, 2000, the Registrant entered into a Mutual Release and Settlement Agreement with New Hampshire Insurance Company regarding the Registrant's business interruption insurance claim filed following the Registrant's recall of certain of its products in October 1996. Under the Mutual Release and Settlement Agreement, the Registrant will receive an aggregate of approximately $5.5 million, net of professional fees, to be paid to the Registrant in two installments on April 20, 2000 and June 9, 2000. In connection with the settlement, the Registrant will dismiss its lawsuit against New Hampshire Insurance Company filed on May 21, 1999 in the United States District Court for the Eastern District of California in Fresno, California.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(c). Exhibits

None

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ODWALLA, INC.


DATE:  April 17, 2000              By:
                                          /s/ James R. Steichen
                                         --------------------------------------
                                         Name:  James R. Steichen
                                         Title: Senior Vice President - Finance,
                                                and Chief Financial Officer